EXHIBIT F

[LETTERHEAD OF THE MINISTRY OF FINANCE AND PUBLIC CREDIT]

Bogotá D.C., Republic of Colombia, December 16, 2011

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time up to $8,323,179,172 of its debt securities (the “Debt Securities”) and warrants to purchase Debt Securities (“Warrants”), I have reviewed the following:

(i) the Registration Statement;

(ii) the Fiscal Agency Agreement, dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), previously filed as an exhibit to the Republic’s Registration Statement on Schedule B (Registration No. 33-99512);

(iii) the forms of Debt Securities included as exhibits to the Fiscal Agency Agreement; and

(iv) the relevant provisions of the following laws under which the issuance of the Debt Securities has been authorized:

(a) Law 533 of 1999, Law 185 of 1995, Law 80 of 1993 and Decree 2681 of 1993 (copies and translations of which are attached as exhibits to Registration Statement No. 333-13172, and incorporated herein by reference);

(b) Law 781 of 2002 (a translation of which is attached as an exhibit to Registration Statement No. 333-109215, and incorporated herein by reference); and

(c) Law 1366 of 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2008 Annual Report on Form 18-K and incorporated herein by reference).

It is my opinion that under and with respect to the present laws of the Republic, the Debt Securities, when executed and delivered by the Republic and authenticated pursuant to the Fiscal Agency Agreement and delivered to and paid for by the purchasers as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Republic; provided, that a resolution of the Ministry of Finance and Public Credit approving the terms of each such issue of Debt Securities will be required once the terms of such issue are established; and provided, further, that relevant authorizations, including the Act of the Comisión Interparlamentaria de Crédito Publico (Interparliamentary Commission of Public Credit) and Approval of the Consejo Nacional de Política Económica y Social, CONPES and an External Resolution from the Junta Directiva del Banco de la República (Board of Governors of the Central Bank of Colombia), will be required for each specific issue of Debt Securities to be made by the Republic (other than Debt Securities issued solely in exchange for outstanding debt securities of the Republic, for which only a resolution of the Ministry of Finance and Public Credit will be required).

I hereby consent to the filing of this opinion with the Registration Statement filed on the date hereof and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the

Securities” in the Prospectus constituting a part of the Registration Statement filed on the date hereof and in any Prospectus Supplement relating thereto. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Camila Merizalde Arico
CAMILA MERIZALDE ARICO
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

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